UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3 , 2017

Simpson Manufacturing Co., Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13429	94-3196943
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5956 W. Las Positas Boulevard, Pleasanton, CA 94588
 (Address of principal executive offices)

(Registrant’s telephone number, including area code): (925) 560-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

NOTE ABOUT FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements relating to events or results that may occur in the future, including but not limited to, the Company’s expectations with respect to the acquisition of Gbo Fastening Systems AB (including as to its results for the fiscal year ended December 31, 2016), and their expected impact on the Company’s future business, financial condition and results of operations, are forward-looking statements. Forward-looking statements generally can be identified by words such as “expect,” "will," "change," “intended,” “targeted,” “future,” and similar expressions. These statements are based on numerous assumptions and involve known and unknown risks, uncertainties and other factors that could significantly affect the Company's operations and may cause the Company’s actual actions, results, financial condition, performance or achievements to be substantially different from any future actions, results, financial condition, performance or achievements expressed or implied by any such forward-looking statements. Those factors include, but are not limited to, (i) general economic and construction business conditions; (ii) changes in market conditions; (iii) changes in regulations; (iv) actual or potential takeover or other change-of-control threats; (v) the effect of merger or acquisition activities; (vi) changes in the Company's plans, strategies, targets, objectives, expectations or intentions; and (vii) other risks, uncertainties and factors indicated from time to time in the Company's reports and filings with the U.S. Securities and Exchange Commission (the “SEC”) including, without limitation, most recently the Company's Annual Report on Form 10-K for the period ended December 31, 2015, under the heading Item 1A - "Risk Factors" and the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Company does not intend, and undertakes no obligation to update or publicly release any revision to any such forward-looking statements, whether as a result of the receipt of new information, the occurrence of subsequent events, the change of circumstance or otherwise. Each forward-looking statement contained in this Current Report on Form 8-K is specifically qualified in its entirety by the aforementioned factors.

You are hereby advised to carefully read this Current Report on Form 8-K in connection with the important disclaimers set forth above prior to reaching any conclusions or making any investment decisions.

Item 8.01 Other Events

Simpson Manufacturing Co., Inc., through its subsidiary Simpson Strong-Tie Company Inc. and its subsidiaries (collectively the "Company"), purchased the equity of Gbo Fastening Systems AB ("Gbo Fastening Systems") for approximately $10.2 million. Gbo Fastening Systems is headquartered in Gunnebo, Sweden, with fastener production and surface treatment capabilities in Sweden and Poland. Gbo Fastening Systems has over 200 employees located in Sweden, Poland, Norway and Romania. It is expected that for the fiscal year ended December 31, 2016, Gbo Fastening Systems has had approximately $41 million in net sales and a small operating profit (based on preliminary unaudited information received from the management of Gbo Fastening Systems).

Gbo Fastening Systems was founded in 1764 as a nail manufacturer and specializes in designing and manufacturing unique and innovative fastening solutions for structural applications and corrosive environments. The product offering of Gbo Fastening Systems consists of a full range of fastening products, including nails, screws, collated fasteners, mechanical and chemical anchors and connectors, that Gbo Fastening Systems sells under two main brands: Gunnebo Fastening and Christiania Spigerverk. Sales are focused primarily on the construction, OEM and DIY markets within the Nordic countries, Eastern Europe and Russia. Gbo Fastening Systems also offers high-level technical support, logistics support and a broad selection of merchandising solutions for retailers.

The Company expects that the acquisition will give the Company a complete line of CE-marked structural fasteners, unique fastener dimensioning software for wood applications, and access to Gbo Fastening Systems' expertise in product development and testing, and proficiency in fastener manufacturing, surface treatment and painting. The Company also expects that the acquisition of Gbo Fastening Systems will enable the Company to develop and expand distribution in other countries. The Company, in addition, expects that, in connection with the acquisition, the Company will strengthen Gbo Fastening Systems' global presence and contribute engineering expertise in automatic fastening systems and fastener collation to help Gbo Fastening Systems to broaden its fastener product line and expand its business by offering the Company's structural connectors to its customers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE: January 5, 2017	By	/s/BRIAN J. MAGSTADT
Brian J. Magstadt
Chief Financial Officer

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